                           SCHEDULE 14A INFORMATION
                              __________________

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Efficient Networks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  N/A
     (2)  Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed maximum aggregate value of transaction:  N/A
     (5)  Total fee paid:  N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A
     (2)  Form, Schedule or Registration Statement No.:  N/A
     (3)  Filing Party:  N/A
     (4)  Date Filed:  N/A

                            EFFICIENT NETWORKS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 8, 2000
                           AT 10:00 A.M. CENTRAL TIME

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Efficient Networks, Inc., a Delaware corporation (the "Company"), will be held on Friday, December 8, 2000 at 10:00 a.m., local time, at the Crowne Plaza North Dallas/Addison, 14315 Midway Road, Addison, Texas 75001, for the following purposes:

  1. To elect two Class II directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To vote on a proposal to immediately increase the number of shares reserved for issuance under the Company's 1999 Stock Plan;

  3. To vote on a proposal to amend the annual automatic replenishment provision of the Company's 1999 Stock Plan, which replenishment, as amended, would first occur on July 1, 2001;

  4. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and

  5. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on October 13, 2000 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Mark A. Floyd

                                          Mark A. Floyd
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Dallas, Texas
October 23, 2000

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The enclosed Proxy is solicited on behalf of the Board of Directors of Efficient Networks, Inc. (the "Company" or "Efficient Networks") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Friday, December 8, 2000, at 10:00 a.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Crowne Plaza North Dallas/Addison, 14315 Midway Road, Addison, Texas 75001. The telephone number at that location is (972) 980-8877. The Company's headquarters are located at 4849 Alpha Road, Dallas, Texas 75244, and the telephone number is (972) 852-1000.

   These proxy solicitation materials were mailed on or about October 23, 2000 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

   The purposes of the Annual Meeting are:

  1. To elect two Class II directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To vote on a proposal to immediately increase the number of shares reserved for issuance under the Company's 1999 Stock Plan;

  3. To vote on a proposal to amend the annual automatic replenishment provision of the Company's 1999 Stock Plan, which replenishment, as amended, would first occur on July 1, 2001;

  4. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and

  5. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

Record Date and Shares Outstanding

   Stockholders of record at the close of business on October 13, 2000 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 58,509,284 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on The Nasdaq Stock Market on the Record Date was $44.938 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes are also included for purposes of determining whether a quorum of shares is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   Each share outstanding on the Record Date entitles its owner to one vote on all matters. Shares that are voted "FOR" or "AGAINST" as well as abstentions with respect to a matter are deemed to be the "Votes Cast." Directors are elected by a plurality vote; therefore, the two nominees for director who received the most votes "FOR" will be elected, regardless of the number of votes "AGAINST" or abstentions. The other proposals described in this Proxy Statement will be approved only if they receive an affirmative vote of a majority of Votes Cast; in other words, each proposal must receive more votes "FOR" than votes "AGAINST" or abstentions.

   Therefore, other than with respect to the election of directors, abstentions have the same effect as votes against each other proposal. However, since broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast, they have no effect with respect to the outcome of such votes.

Voting and Solicitation

   Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive a plurality of the shares of the Company's outstanding Common Stock present or represented at the Annual Meeting will be elected. The ratification of the two proposed amendments to the 1999 Stock Plan and the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending June 30, 2001, will require the affirmative vote of a majority of the Votes Cast.

   Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's director nominees; (ii) FOR ratification of the immediate increase in the number of shares reserved for issuance under the Company's 1999 Stock Plan; (iii) FOR ratification of an amendment to the annual automatic replenishment provision of the Company's 1999 Stock Plan; (iv) FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company expects to engage a proxy solicitor in connection with the Annual Meeting, and anticipates that the fees of such solicitor will be between $5,000 and $10,000. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

   Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders (the "2001 Annual Meeting") must be received by the Company at its principal executive offices no later than 120 days prior to the anniversary of the date of this year's mailing, or June 25, 2001, in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2001 Annual Meeting.

   If a stockholder intends to submit a proposal at the 2001 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to the meeting, the stockholder must do so no later than 60 days before the date of the 2001 Annual Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Directors

   Efficient Networks' Board of Directors is currently comprised of eight members, divided into three classes with overlapping three-year terms. As a result, a portion of Efficient Networks' Board of Directors will be elected each year. Anthony T. Maher, William L. Martin III and Robert C. Hawk have been designated Class I directors, and their terms expire at the 2002 Annual Meeting of Stockholders. Mark A. Floyd and Thomas H. Peterson have been designated Class II directors, and their terms expire at this Annual Meeting of stockholders. Bruce W. Brown, James P. Gauer and Robert A. Hoff have been designated Class III directors, and their terms expire at the 2001 Annual Meeting of stockholders.

   Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2003 Annual Meeting of stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

Information Regarding Nominee Directors

   Two Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2003. The Board of Directors has nominated MARK A. FLOYD and THOMAS H. PETERSON for re-election as Class II directors. Set forth below is certain information as of the Record Date regarding the nominees for Class II directors.

          Nominees for Class II Directors for a Term Expiring in 2003

      Name               Age                           Position
      ----               ---                           --------
Mark A. Floyd...........  44 Chairman of the Board, Chief Executive Officer and President
Thomas H. Peterson......  44                           Director

   Mark A. Floyd co-founded Efficient in June 1993 and has served as President, Chief Executive Officer and a director of Efficient since its inception. Prior to founding Efficient, from June 1991 to July 1993, Mr. Floyd was Chief Operating Officer and a director of Networth, Inc., a provider of LAN products including Ethernet hubs, switches and network interface cards. From May 1984 to June 1991, Mr. Floyd held the positions of Executive Vice President, Chief Financial Officer and director of Interphase Corporation, a provider of enterprise server connectivity solutions for high-speed LAN, high capacity storage and remote access applications. Mr. Floyd holds a B.B.A. in Finance from the University of Texas at Austin.

   Thomas H. Peterson has served as a director of Efficient since July 1993. Since May 1991, Mr. Peterson has been a General Partner of El Dorado Ventures, a venture capital firm and investor in Efficient. Mr. Peterson holds an M.B.A. from the University of California, Los Angeles and a B.S. in Electrical Engineering from Iowa State University.

Required Vote

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors

   Set forth below is certain information as of the Record Date regarding each other incumbent director of Efficient Networks whose term of office continues after the Annual Meeting.

            Incumbent Class III Directors Whose Term Expires in 2001

          Name                                                     Age Position
          ----                                                     --- --------
      Bruce W. Brown..............................................  50 Director
      James P. Gauer..............................................  48 Director
      Robert A. Hoff..............................................  48 Director

   Bruce W. Brown has served as a director of Efficient since October 1995. Since August 1995, he has served as President, Chief Executive Officer and a director of Vertel Corp., a provider of telecommunications network management software and services. From July 1993 to August 1995, Mr. Brown held the positions of President and Chief Executive Officer of ADC Fibermax Corporation, a supplier of fiber optic networking products. Mr. Brown holds an M.P.A. from Drake University and a B.S. in Psychology from Iowa State University.

   James P. Gauer has served as a director of Efficient since July 1993. Since April 1999, he has been a General Partner of Palomar Ventures and Ocean Park Ventures, and from December 1992 to November 1997, he was a General Partner of Enterprise Partners, all of which are venture capital firms and investors in Efficient. Mr. Gauer holds a B.A. in Mathematics from the University of California, Los Angeles.

   Robert A. Hoff has served as a director of Efficient since July 1993. Since 1983, he has been a General Partner of Crosspoint Venture Partners, a venture capital firm and investor in Efficient. Mr. Hoff also serves as a director of Com21, Inc., Onyx Acceptance Corp., PairGain Technologies, Inc., and U.S. Web/CKS Corporation. Mr. Hoff holds an M.B.A. from Harvard University and a B.S. in Business Administration from Bucknell University.

             Incumbent Class I Directors Whose Term Expires in 2002

            Name                                                   Age Position
            ----                                                   --- --------
      Anthony T. Maher............................................  55 Director
      William L. Martin III.......................................  53 Director
      Robert C. Hawk..............................................  60 Director

   Anthony T. Maher was appointed to Efficient's Board of Directors in April 1999. Mr. Maher is a member of the Board of Siemens AG Information and Communication Networks. Siemens, a network equipment vendor, is an investor in Efficient. Since May 1978, Mr. Maher has held various positions with Siemens, including the following positions within the Siemens Public Communication Networks Group: October 1997 to September 1998, member of the Board of Directors; October 1995 to September 1997, Executive Director; and January 1993 to September 1995, Executive Director of Worldwide Product Planning. Prior to his positions within the Public Communication Networks Group, Mr. Maher was manager and then deputy director of system engineering for EWSD architecture and processor technology. Mr. Maher is also a director of Floware Wireless Systems Ltd. and Accelerated Networks, Inc. Mr. Maher holds a M.S. in Electrical Engineering and Solid State Physics from the University of Illinois.

   William L. Martin III has served as a director of Efficient since January 1997. Since November 1999, he has been Chief Executive Officer of White Rock Networks, Inc. (formerly Glassware Networks, Inc.), a developer of optical networking systems. From September 1994 to November 1999, Mr. Martin served as Senior Vice President of ADC Telecommunications, Inc. and President of the Business Broadband Group of ADC Telecommunications, Inc., a provider of communications networks systems and solutions and an investor in Efficient. Mr. Martin holds an M.B.A. from Harvard University, an M.S. in Aerospace Engineering and a B.S. in Engineering from the California Institute of Technology. Mr. Martin is also a director of Quary Technologies, Inc.

   Robert C. Hawk joined Efficient's Board of Directors in July 1999. Mr. Hawk is President of Hawk Communications and recently retired as President and Chief Executive Officer of US West Multimedia Communications, Inc., where he headed the cable, data and telephony communications business from May 1996 to April 1997. He was president of the Carrier Division of US West Communications, a regional telecommunications service provider, from September 1990 to May 1996. Prior to that time, Mr. Hawk was Vice President of Marketing and Strategic Planning for CXC Corporation. Prior to joining CXC Corporation, Mr. Hawk was director of Advanced Systems Development for AT&T/American Bell. He currently serves on the Boards of Covad Communications, an investor in Efficient Networks, PairGain Technologies, Inc., Concord Communications, Radcom and Com21.

   There are no family relationships among any of the directors, officers or key employees of Efficient Networks.

Board Meetings and Committees

   The Board of Directors of the Company held 13 meetings during the fiscal year ended June 30, 2000 (hereinafter "fiscal 2000"). All director nominees and incumbent directors who served as a director during fiscal 2000 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which such director served, if any, during fiscal 2000. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

   The Audit Committee of the Board of Directors currently consists of Messrs. Martin and Hoff. The Audit Committee held two meetings during fiscal 2000. The Audit Committee reviews the internal accounting procedures of Efficient Networks and consults with and reviews the services provided by Efficient Networks' independent accountants.

   The Compensation Committee of the Board of Directors currently consists of Messrs. Brown and Gauer. The Compensation Committee held no meetings during fiscal 2000. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of employees of Efficient Networks.

   Efficient Networks established the Employee Option Committee in October 1999. The Employee Option Committee of the Board of Directors currently consists solely of Mr. Floyd. The Employee Option Committee determines stock option grants for employees of Efficient Networks who are not executive officers.

Director Compensation

   Directors do not currently receive any cash compensation from Efficient Networks for their service as members of the Board of Directors. Under Efficient Networks' 1999 Stock Plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the Plan.

   In January 2000, the Board granted to each of Messrs. Brown, Gauer, Hawk, Hoff, Maher, Martin and Peterson options to purchase 15,000 shares of common stock with an exercise price of $63.88 per share.

              PROPOSED AMENDMENTS TO THE COMPANY'S 1999 STOCK PLAN

   The 1999 Stock Plan was adopted by the Stockholders in May 1999, to permit the Board of Directors to create equity incentives to help the Company attract, retain and motivate the best available talent for the successful conduct of the Company's business. The Plan does so by authorizing the Board of Directors to grant incentive and nonstatutory stock options to employees and service providers. At the time of the Plan's adoption, 3,500,000 shares were reserved for issuance thereunder, and 1,000,000 shares were automatically added on July 1, 2000.

   Since the Plan's adoption in May 1999, the pace of new hires has quickly exceeded the current Plan's capacity. The number of persons employed by us since May 1999 has quadrupled--from approximately 115 employees to more than 500 employees as of September 30, 2000. However, as of September 30, 2000, there were only 199,813 shares remaining available for grant under the Plan.

   On July 13, 2000, the Board of Directors approved two amendments to the Company's 1999 Stock Plan, subject to the approval of the stockholders at the Annual Meeting. The first amendment, which is submitted for approval as proposal No. 2, would immediately increase the number of shares reserved for issuance under the 1999 Plan by 2,000,000 shares. The Board believes that the remaining shares under the Plan are insufficient to enable the Company to grant equity incentives to attract new talent. In the Board's opinion, the one-time addition of shares under this proposal is necessary to permit the Company to continue to attract and retain employees in the immediate future.

   The second amendment, which is submitted for approval as proposal No. 3, would adjust the annual automatic replenishment provision of the Company's 1999 Stock Plan from the lesser of (a) 1,000,000 shares, (b) 3% of the outstanding Common Stock of the Company, as determined on the first day of each fiscal year, or (c) such lesser amount as is determined by the Board of Directors, to the lesser of (a) 4,500,000 shares, (b) 3% of the outstanding Common Stock of the Company, as determined on June 30 of each year, or (c) such lesser amount as is determined by the Board of Directors. The Board believes that the current automatic replenishment provision is insufficient to meet the Company's ability to continue to grow over time, even if proposal No. 2 is adopted. Thus, the Board believes that proposal No. 3 is necessary to permit the Company to attract and retain employees over time.

   For more detail on the terms of the 1999 Stock Plan, see pages 10-13.

                                 PROPOSAL NO. 2
                        AMENDMENT TO THE 1999 STOCK PLAN

   To amend the 1999 Stock Plan to immediately increase the number of shares reserved for issuance thereunder by 2,000,000.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1999 STOCK PLAN AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 3
                        AMENDMENT TO THE 1999 STOCK PLAN

   To amend the automatic replenishment provision of the 1999 Stock Plan from the lesser of (a) 1,000,000 shares, (b) 3% of the outstanding Common Stock of the Company, as determined on the first day of each fiscal year, or (c) such lesser amount as is determined by the Board of Directors, to the lesser of (a) 4,500,000 shares, (b) 3% of the outstanding Common Stock of the Company, as determined on June 30 of each year, or (c) such lesser amount as is determined by the Board of Directors.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1999 STOCK PLAN AS DESCRIBED ABOVE.

                          OVERVIEW OF 1999 STOCK PLAN

   The Stock Plan was approved by the Board of Directors in April 1999 and by our stockholders in May 1999. The 1999 Stock Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights. Unless terminated sooner, the stock plan will terminate automatically in 2009.

Purposes

   The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

Administration

   The stock plan may be administered by the Board of Directors or a committee of the Board, so long as the committee is constituted so as to satisfy all applicable laws. The Board or a committee of the Board will have the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the vesting provisions, the exercisability thereof and the form of consideration payable upon such exercise. In making those determinations, the Board or a committee of the Board weighs a number of factors, including the services performed for the Company and the Optionee's present and potential contribution to the Company's success.

Stock Subject to Plan

   A total of 3,500,000 shares of our common stock was originally reserved for issuance, plus automatic annual increases on the first day of each new fiscal year equal to the lesser of:

     1,000,000 shares;

     3% of the outstanding Common Stock of the Company on such date; or

     such lesser amount as is determined by the Board of Directors.

   As of July 1, 2000, 4,500,000 shares were reserved for issuance under the Plan. If options granted under the plan expire, lapse, or otherwise terminate without being exercised, they again become available for issuance under the plan. As of September 30, 2000, there were 199,813 shares remaining available for grant under the Plan.

Eligibility

   Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers (which includes employees, directors and consultants). Incentive Stock Options may be granted only to Employees (which includes officers and directors, except that service as a director in itself does not constitute "employment" by the Company). As of September 30, 2000, approximately 535 employees, officers, consultants and directors were eligible to receive grants under the Plan.

   The plan limits the number of shares that can be granted to any Service Provider during any fiscal year to 250,000 shares, subject to adjustment as provided in the plan. The plan also imposes a limit on the aggregate market value of shares treated as incentive stock options that may be granted to an Optionee during any calendar year.

Terms of Options

   The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

Option Exercise Price and Consideration

   Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

  . In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to any other, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

  . In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

  . Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

   Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.

   Exercise of Option. The Plan Administrator determines when options may be exercised. Customarily, options vest after four years, with no options vesting until the end of the first year from the vesting start date.

   Termination of Relationship as a Service Provider. Except as otherwise provided by the Administrator, if an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within three months, to the extent that the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Optionee does not exercise his or her Option within the applicable time, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   Disability of Optionee. Except as otherwise provided by the Administrator, if an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within twelve months, to the extent the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Optionee does not exercise his or her Option within the applicable time, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   Death of Optionee. Except as otherwise provided by the Administrator, if an Optionee dies while a Service Provider, the Option may be exercised within twelve months after death by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the applicable time, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Stock Purchase Rights

   Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

   Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason, including death or Disability. The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

   Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

   Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

Non-Transferability of Options and Stock Purchase Rights

   Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

Effect of Merger Sale

   The Plan provides that in the event of a merger of Efficient Networks with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right will be assumed or substituted for by the successor corporation. In addition, if the options are not substituted for in the merger, each outstanding option will vest and become exercisable as to all unvested shares and each stock purchase right shall lapse as to all the shares for a period of 15 days after receipt of notice from Efficient Networks.

Amendment and Termination

   The Board may at any time amend, alter, suspend or terminate the Plan. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

Federal Income Tax Aspects of the Stock Plan

   Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options.

   An incentive stock Optionee does not incur ordinary taxable income at the time of grant or exercise of the option. However, the Optionee may incur alternative minimum tax upon exercise of the option. The Company is not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least one year after receipt of the shares by the Optionee and two years after grant of the incentive stock option, any gain is treated as long-term capital gain. If these holding periods are not satisfied, the Optionee recognizes ordinary taxable income equal to the difference between the exercise price, and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. In turn, the Company is entitled to a tax deduction for the amount of the ordinary income recognized by the Optionee. Any gain to the Optionee in excess of the ordinary income from a disposition which does not meet the statutory holding period requirements, is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs within one year after the exercise.

   Options which do not qualify as incentive stock options are nonstatutory stock options. An Optionee does not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon exercise, the Optionee does recognize ordinary taxable income equal to the excess of the fair market value of the shares at time of exercise over the exercise price. The Company is entitled to a tax deduction for the amount of the ordinary income recognized by the Optionee. The income recognized by an Optionee who is also an employee of the Company is subject to income tax withholding. Upon resale of such shares by the Optionee, any difference between the sale price and the Optionee's tax basis (exercise price plus the income recognized upon exercise) is treated as capital gain or loss.

                                 PROPOSAL NO. 4
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

   Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of Efficient Networks' common stock as of September 30, 2000, by (i) each director of Efficient Networks, (ii) Efficient Networks' Chief Executive Officer and each of the five other most highly compensated executive officers of Efficient Networks' during fiscal 2000, (iii) all directors and executive officers of Efficient Networks as a group, and (iv) all those known by Efficient Networks to be beneficial owners of more than five percent of outstanding shares of Efficient Networks' common stock. This table is based on information provided to Efficient Networks or filed with the Securities and Exchange Commission by Efficient Networks' directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Efficient Networks, Inc., 4849 Alpha Road, Dallas, Texas 75244.

                                                              Percentage of
                                         Number of Shares  Shares Beneficially
        Name and Address                Beneficially Owned        Owned
        ----------------                ------------------ -------------------
Cabletron Systems, Inc.................     10,266,099            17.52%
 35 Industrial Way
 Rochester, NH 03867


Texas Instruments Incorporated.........      3,188,706             5.44%
 P.O. Box 660199, M.S. 8650
 Dallas, TX 75266-0199


El Dorado Ventures(1)..................      1,811,495             3.09%
 2400 Sand Hill Road, Suite 100
 Menlo Park, CA 94025


Siemens AG.............................      3,716,800             6.34%
 Hofmannstrasse 51
 81359 Munchen, Germany


Mark A. Floyd(2).......................      1,341,667             2.29%
Bruce W. Brown(3)......................         55,000                *
Robert A. Hoff(4)......................      2,120,207             3.62%
Thomas H. Peterson(5)..................      1,861,407             3.18%
James P. Gauer(6)......................         86,595                *
Anthony T. Maher(7)....................      3,726,800             6.36%
William L. Martin III(8)...............         31,500                *
Robert Hawk............................         75,529                *
David B. Stefan(9).....................         95,162                *
Patricia W. Hosek(10)..................        157,554                *
Gregory L. Langdon(11).................        149,167                *
Paul E. Couturier(12)..................        121,791                *
Jill S. Manning(13)....................        113,899                *
All directors and officers as a group
 (13 persons)(14)......................      9,936,278            16.95%

--------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Represents 1,737,794 shares held by El Dorado Ventures III, 32,185 shares held by El Dorado C&L Fund, L.P., 7,126 shares held by El Dorado Technology IV, L.P., and 34,390 shares held by El Dorado Technology "98, L.P.

 (2) Includes 691,667 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

 (3) Includes 55,000 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

 (4) Mr. Hoff is a general partner of Crosspoint Venture Partners. The shares listed represent (a) 1,431,061 shares held by Crosspoint Ventures LS 1997, L.P.; (b) 478,489 shares held by Crosspoint Venture Partners 1993, L.P.;
     (c) 173,157 shares held by Mr. Hoff; and (d) 37,500 shares issuable upon exercise of stock options held by Mr. Hoff and exercisable on or before November 30, 2000. Mr. Hoff disclaims beneficial ownership of the shares held by Crosspoint Ventures LS 1997, L.P., except to the extent of his pecuniary interest therein.

 (5) Mr. Peterson is a general partner of El Dorado Ventures. The shares listed represent (a) 1,737,794 shares held by El Dorado Ventures, III; 32,185 shares held by El Dorado C&L Fund, L.P., 7,126 shares held by El Dorado Technology IV, L.P.; and 34,390 shares held by El Dorado Technology 98, L.P.; (b) 12,412 shares held by Mr. Peterson; and (c) 37,500 shares issuable upon exercise of stock options held by Mr. Petersen and exercisable on or before November 30, 2000. Mr. Peterson disclaims beneficial ownership of the shares held by El Dorado Ventures, except to the extent of his pecuniary interest therein.

 (6) The shares listed represent (a) 74,095 shares held by Mr. Gauer, and (b) 12,500 shares issuable upon exercise of stock options held by Mr. Gauer and exercisable on or before November 30, 2000.

 (7) Mr. Maher is a member of the Board of Siemens AG Information and Communication Networks. The shares listed represent (a) 3,716,800 shares held by Siemens AG, and (b) 10,000 shares held by Mr. Maher. Mr. Maher disclaims beneficial ownership of the shares held by Siemens AG.

 (8) Includes 12,500 shares issuable upon exercise of stock options held by Mr. Martin and exercisable on or before November 30, 2000.

 (9) Includes 24,330 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

(10) Includes 119,188 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

(11) Includes 102,500 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

(12) Includes 119,791 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

(13) Includes 93,751 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

(14) Includes an aggregate of 1,306,227 shares issuable upon exercise of stock options exercisable on or before November 30, 2000.

Certain Relationships and Related Transactions

   The following is a description of transactions during fiscal 2000 to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise required to be described:

   Siemens AG. Anthony T. Maher, a member of our Board of Directors, is affiliated with Siemens. Efficient Networks and Siemens are party to an original equipment manufacture purchase agreement which provides for the purchase by Siemens of certain of our products, software and customization services, in the ordinary course of business. During fiscal 2000 we generated $8.0 million in revenues from sales made to Siemens. These sales accounted for 3.9% of our total sales revenues in fiscal 2000.

   Cabletron Systems, Inc. Cabletron is a greater than 5% stockholder of Efficient Networks . In connection with our acquisition of Cabletron's subsidiary, FlowPoint Corp., we entered into a reseller agreement with Cabletron pursuant to which Cabletron purchases certain of our products in the ordinary course of business. During fiscal 2000 we generated $11.6 million in revenues from sales made to Cabletron. These sales accounted for 5.7% of our total sales revenues in fiscal 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on our review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e), we believe that, since the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that reports on Form 3 were filed late by each of Peter R. Bourne, James A. Hamilton, James R. Nadeau, Brian M. Ronald, Kenneth M. Siegel, Charles H. Waggoner and Dano R. Ybarra, officers of the Company, regarding their respective security holdings. One report on Form 4 was filed late by James R. Nadeau, and reports on Form 4 were filed late by each of James P. Gauer (two), Robert C. Hawk (one), Robert A. Hoff (one), Anthony T. Maher (one), William L. Martin III (one) and Thomas H. Peterson (one), directors of the Company, regarding their respective security holdings.

Executive Compensation

                           Summary Compensation Table

   The table below sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended June 30, 1998, 1999 and 2000 by our Chief Executive Officer and our next five most highly compensated executive officers who earned more than $100,000 during fiscal 2000. These executives are referred to as the "named executive officers" elsewhere in this proxy statement.

                                                         Long-Term
                                           Annual       Compensation
                                        Compensation       Awards
                                      ----------------- ------------
                                                         Securities
                               Fiscal                    Underlying   All Other
 Name and Principal Position    Year   Salary   Bonus    Options (#) Compensation
 ---------------------------   ------ -------- -------- ------------ ------------
 Mark A. Floyd...............   2000  $250,000 $250,000   400,000      $48,077(1)
  President and Chief           1999   200,000   80,000   350,000          --
  Executive Officer             1998   178,127   20,000   350,000       16,667(2)


 David B. Stefan.............   2000   125,000  225,000   100,000        7,997(1)
  Vice President of Sales       1999   125,000  112,608   100,000          --
                                1998    92,391   32,563   125,000       23,140(3)

 Patricia W. Hosek...........   2000   130,000  100,000   100,000       11,487(1)
  Vice President of             1999   117,000   51,479   225,000          --
  Engineering                   1998   107,625   21,313    50,000          --

 Gregory L. Langdon..........   2000   130,000  100,000   100,000       12,993(1)
  Vice President of Marketing   1999   117,000   50,716   200,000          --
                                1998   103,290   21,051    50,000          --

 Paul E. Couturier...........   2000   125,000  225,000    75,000       24,344(4)
  Vice President of             1999    90,000   76,410   137,500       27,426(4)
  International Operations      1998    85,709   42,742    37,500       27,634(4)

 Jill S. Manning.............   2000   130,000  100,000   100,000       27,453(5)
  Vice President of Finance,    1999   100,000   30,000    75,000          --
  CFO                           1998   100,000   10,000    55,000          --

--------
(1) Represents payment in lieu of accrued vacation.

(2) Represents amount paid in lieu of accrued sabbatical benefit.

(3) Represents a moving allowance.

(4) Represents an annual car and vacation allowance.

(5) Includes $10,833 paid in lieu of accrued sabbatical benefit, and $16,620 paid for accrued vacation.

Option Grants During Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to each of the named executive officers in fiscal 2000, including the potential realizable value over the ten-year term of the options, based on assumed, annually compounded rates of stock value appreciation. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

   In fiscal 2000, we granted options to purchase up to an aggregate of 6,741,700 shares to employees and directors. All options were granted at exercise prices equal to the fair market value of our common stock on the date of grant. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of our common stock. Options generally vest over four years, with 25% of the shares vesting one year after the option vesting start date and the remaining option shares vesting ratably on a monthly basis over the succeeding 36 months.


                                           Individual Grants
                         -----------------------------------------------------
                                                                                Potential Realizable
                                     Percent of                                Value at Assumed Annual
                         Number of  Total Options                               Rates of Stock Price
                         Securities  Granted to             Market             Appreciation for Option
                         Underlying Employees in           Value at                     Term
                          Options    Last Fiscal  Exercise Date of  Expiration -----------------------
          Name            Granted       Year       Price    Grant      Date         5%         10%
          ----           ---------- ------------- -------- -------- ---------- ----------- -----------
Mark A. Floyd...........  400,000       5.93%      $60.25   $60.25    1/6/10   $15,156,361 $38,409,193
David B. Stefan.........  100,000       3.79%      $60.25   $60.25    1/6/10   $ 3,789,090 $ 9,602,298
Patricia W. Hosek.......  100,000       3.79%      $60.25   $60.25    1/6/10   $ 3,789,090 $ 9,602,298
Gregory L. Langdon......  100,000       3.79%      $60.25   $60.25    1/6/10   $ 3,789,090 $ 9,602,298
Paul E. Courturier......   75,000       2.84%      $60.25   $60.25    1/6/10   $ 2,841,818 $ 7,201,724
Jill S. Manning.........  100,000       3.79%      $60.25   $60.25    1/6/10   $ 3,789,090 $ 9,602,298

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

   The following table sets forth information with respect to the named executive officers concerning options exercised by them during fiscal 2000 and the exercisable and unexercisable options held by them as of June 30, 2000. The "Value Realized" is based on the fair market value of our common stock as quoted on the Nasdaq National Market on the date of exercise, less the per share exercise price, multiplied by the number of shares issued. The "Value of Unexercised In-the-Money Options at June 30, 2000" is based on the closing price of $73.5625 per share of our common stock as quoted on the Nasdaq National Market on June 30, 2000, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options.

                                                                              Value of Unexercised In-
                                                      Number of Securities      the-Money Options at
                                                       Underlying Options          Fiscal Year-End
                         Shares Acquired   Value    ------------------------- -------------------------
          Name             on Exercise    Realized  Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ---------- ----------- ------------- ----------- -------------
Mark A. Floyd...........        --       $      --    572,917      777,083    $41,706,170  $32,602,330
David B. Stefan.........     22,500      $2,306,250    89,480      213,020    $ 6,463,762  $ 9,456,888
Patricia W. Hosek.......     43,208      $4,422,923   126,063      273,437    $ 9,052,537  $13,711,058
Gregory L. Langdon......     81,667      $7,343,815   110,000      258,333    $ 7,903,994  $12,640,112
Paul E. Couturier.......     50,000      $3,056,500    94,792      180,208    $ 6,833,576  $ 8,507,924
Jill S. Manning.........     19,000      $1,729,120   110,376      175,624    $ 8,024,170  $ 6,757,590

Compensation Committee Interlocks and Insider Participation

   No member of the Board of Directors or the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee (the "Committee") is comprised of Bruce W. Brown and James P. Gauer, each of whom is a non-employee director. The Committee sets, reviews and administers the Company's executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock plans. The Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

   The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

   At this time in the Company's growth, the Committee has determined that the most effective means of compensation are base salaries, annual incentive bonuses and long-term incentives through the Company's stock programs.

Base Salary

   The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 2000, salaries for executive officers were increased by $13,000 to $50,000, depending on the executive officer. The base salary for the Chief Executive Officer, Mark A. Floyd, was set at $250,000 for fiscal 2000.

Bonus

   The bonuses awarded to executive officers are determined based on achievement of individual and company performance goals.

Stock Options

   Under the Company's 1999 Stock Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology industry in which the Company competes, the Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of the Company's performance and to ensure that the executive's and the stockholder's interests are aligned.

Other

   Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. During fiscal 2000, the Company began matching employee contributions under the 401(k) plan. The Company matches 50% of contributions by an employee, up to 12% of that employee's annual compensation.

   The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          Bruce W. Brown
                                          James P. Gauer

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (July 14, 1999) through June 30, 2000, with the NASDAQ Composite Index and the NASDAQ Telecommunications Index. The graph assumes that $100 was invested in the Company's Common Stock (at the initial public offering price of $15.00 per share), and in the above indices on July 14, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     Comparison of Cumulative Total Return
                        Among Efficient Networks, Inc.,
           Nasdaq Composite Index And Nasdaq Telecommunications Index

                        [PERFORMANCE GRAPH APPEARS HERE]

                     Assumes $100 Invested On July 15, 1999
                          Assumes Dividend Reinvested
                        Fiscal Year Ending June 30, 2000

                                                                   Cumulative
                                                                  Total Return
                                                                 ---------------
                                                                 7/15/99 6/30/00
                                                                 ------- -------
Efficient Networks, Inc......................................... 100.00  390.42
Nasdaq Composite Index.......................................... 100.00  140.74
Nasdaq Telecommunications Index................................. 100.00  125.31

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Gina Eyermann at Efficient Networks, Inc., 4849 Alpha Road, Dallas, Texas 75244. The telephone number at that location is (972) 852-1000. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by November 15, 2000.

   It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Mark A. Floyd

                                          Mark A. Floyd
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Dated: October 23, 2000

                                     PROXY

                            EFFICIENT NETWORKS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF EFFICIENT NETWORKS, INC. ("EFFICIENT NETWORKS")

     The undersigned hereby appoints Mark A. Floyd and Kenneth M. Siegel, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Efficient's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Efficient Networks to be held at the Crowne Plaza North Dallas/Addison, 14315 Midway Road, Addison, Texas 75001, on Friday, December 8, 2000 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

------------------                                            ------------------
   SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
      SIDE                                                          SIDE
------------------                                            ------------------

                                  DETACH HERE
--------------------------------------------------------------------------------
[X]  Please mark votes as in this example.

1.   Election of Class II Directors:  Nominees

     Mark A. Floyd and Thomas H. Peterson

          FOR                           WITHHOLD                      FOR ALL
          ALL  [_]                 [_]    ALL                    [_]  EXCEPT*

           For all nominees except as follows:

          __________________________________

                                                      FOR     AGAINST   ABSTAIN
                                                   --------- --------- ---------

2.   To vote on a proposal to immediately             [_]       [_]       [_]
     increase the number of shares reserved
     for issuance under the Company's 1999
     Stock Plan by 2,000,000

3.   To vote on a proposal to amend the annual        [_]       [_]       [_]
     automatic replenishment provision of the
     Company's 1999 Stock Plan

4.   To vote for the ratification of KPMG LLP as      [_]       [_]       [_]
     independent auditors

                                                  MARK HERE FOR ADDRESS   [_]
                                                  CHANGE AND NOTE AT LEFT

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is a partnership, please sign in the partnership name by an authorized person.

Signature: ______________  Date: _____  Signature: _______________  Date: _____
Address:                                Address:

                                  DETACH HERE
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